UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2025

UPEXI, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-25526	83-3378978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3030 N. Rocky Point Drive, Suite 420 Tampa, FL 33607
(Address of principal executive offices)

(701) 353-5425
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2025, Upexi, Inc. (the “Company”) (NASDAQ: UPXI) held its 2025 Annual Meeting of stockholders. The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

		For	Against	Withheld
(1)	Mr. Allan Marshall	1,800,047	-	54,498
(2)	Mr. Andrew Norstrud	1,832,266	-	22,279
(3)	Mr. Gene Salkind	1,817,737	-	36,808
(4)	Mr. Thomas Williams	1,816,800	-	37,745
(5)	Mr. Lawrence Dugan	1,817,625	-	36,920

2. Approve Re-Domiciling of the Company as a Delaware Corporation

Stockholders approved the re-domiciling of the Company as a Delaware Corporation. The voting results were as follows:

For	Against	Abstained/Withheld	Broker Non-Vote
1,835,223	2,150	17,172	301,423

3. Increase in Number of Shares to Stock Option Plan

Stockholders approved an increase in the number of shares to the Company’s Stock Option Plan to 10,000,000 shares. The voting results were as follows:

For	Against	Abstained/Withheld	Broker Non-Vote
1,780,880	73,501	164	301,423

4. Advisory Vote on Executive Compensation

Stockholders approved the advisory vote on the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstained/Withheld	Broker Non-Vote
1,784,871	69,408	266	301,423

5. Advisory Vote on Frequency of Advisory Vote on Executive Compensation

Stockholders approved, on a non-binding, advisory basis, the frequency of 3 years for future advisory votes on the compensation of the Company’s named executive officers. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
191,206	1,425	1,659,927	1,987

6. Ratify GBQ Partners LLC as Independent Registered Public Accountant

Stockholders approved and ratified the appointment of GBQ Partners LLC to serve as the Company’s independent registered public accounting firm for the fiscal year 2025. The voting results were as follows:

For	Against	Abstained/Withheld	Broker Non-Vote
2,109,084	45,622	1,262	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UPEXI, INC.

Date: June 19, 2025	By:	/s/ Andrew Norstrud
Andrew Norstrud
Chief Financial Officer

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